WAIVER OF CERTAIN PERFORMANCE SHARES UNDER THE PERFORMANCE SHARE AGREEMENT

This document is a waiver (the “Waiver”) of certain performance share rights under the certain Performance Share Agreement (the “Agreement”) dated as of March 10, 2016 between Brian O. Casey (“Executive”) and Westwood Holdings Group, Inc. (the “Company”). Except as provided to the contrary, all capitalized terms herein shall have the same meaning as under the Agreement.
In exchange for a lump sum payment of $100.00 and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Executive hereby irrevocably and forever waives his right to receive any Category 2 Shares in excess of 100% of the Category 2 Shares, or 17,883 Performance Shares, that could be earned by him for the fiscal year ended December 31, 2016, under Paragraph 2B of the Agreement.
Except as expressly modified by this Waiver, the Waiver does not modify or amend the Agreement in any respect, and the Agreement is hereby ratified and confirmed in all respects.
Effective as of February 22, 2017

ACCEPTED AND AGREED TO:

By: /s/ Brian O. Casey Brian O. Casey	WESTWOOD HOLDINGS GROUP, INC. By: /s/ Tiffany B. Kice Tiffany B. Kice Chief Financial Officer